Exhibit 10.4

                              SETTLEMENT AGREEMENT


     This Agreement ("Agreement") is made and entered into by and between Tom Peters, a citizen of the State of California, residing in Palo Alto, California and Excel, a California partnership with an office at 555 Hamilton, Suite 300, Palo Alto, California (collectively referred to as "Tom Peters," where appropriate), and LearnCom, Inc. an Illinois corporation with a principal place of business at 714 Industrial Drive, Bensenville, Illinois, and shall be deemed effective as of the date of the last signature hereto (the "Effective Date").

     WHEREAS, Tom Peters is a well-known author and co-author of several best-selling NEW YORK TIMES books on the subject of excellence in management;

     WHEREAS, Tom Peters and Excel create and provide training services and products on the subject of excellence in management, including seminars and workshops for businesses and individuals, printed matter and audio-visual tapes used in connection therewith;

     WHEREAS, the parties agree that Excel either is or shall be the owner of the copyright in and to all videotapes and texts featuring Tom Peters that have at any time been distributed by LearnCom, VPH, or any other predecessors, including, but not limited to, the following video Works and related textual Works (collectively "Works"):

          o  Pursuit of Excellence,

          o 10 Vital Rules for Giving Incredible Speeches & Why They're Irrelevant, Reg. No. PA 507-585

          o  A Passion for Customers, Reg. No. PA 330-098

          o  A Passion for Excellence, Reg. No. PA 278-655

          o  Beyond Close to the Customer, Reg. No. PA 408-020

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          o  Business and the Environment:  Lean,  Green and Clean,
             Reg. No. PA 520-903

          o  Liberation Management (Sale Version 60:00), Reg. No. PA 618-014

          o Recession as Opportunity: Smart Moves for Tough Times, Reg. No. PA 507-580

          o  Service with Soul with Tom Peters, Reg. No. PA 699-233

          o  The Shape of the Winner with Tom Peters, Reg. No. PA 401-163

          o World-Class Quality: The Customer Will Decide (Training Version - 72:00 Min.), Reg. No. PA 575-319


     WHEREAS, the parties agree that Excel either does or shall own the following trademarks and service marks:

o  Women's Millennium                o  Speed Is Life

o  Leadership Alliance               o  World Class Quality: The Customer
                                        Will Decide
o  Thriving on Chaos
                                     o  SERVICE WITH SOUL with Tom Peters
o  The Shape of the Winner with
   Tom Peters                        o  Innovate or Die

o  The Shape of the Winner with      o  Business and the Environment Lean,
   Tom Peters                           Clean and Green

o  Beyond Close to the Customer      o  10 Vital Rules for Giving Incredible
                                        Speeches & Why They're Irrelevant [or
o  Excellence in the Public Sector      How to Give a Speech - Ten Vital Rules]
   with Tom Peters
                                     o  A World Turned Upside Down
o  In Search of Excellence
                                     o  Stew Leonard Program
o  Liberation Management
                                     o  Time Based Competition [Federal Express]
o  A Passion for Customers
                                     o  Thriving on Chaos
o  A Passion for Excellence

o  Recession As Opportunity: Smart
   Moves for Tough Times


     WHEREAS, LearnCom has been in possession of the master copies of the Works and has reproduced and distributed the Works; and

     WHEREAS, Tom Peters LearnCom's desire to settle all disputes between them;

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     WHEREAS,  Tom Peters and  LearnCom  desire to fully and finally  settle and compromise the differences between them on the terms set forth in this Agreement.

     NOW THEREFORE, based upon the premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT


     1.   DISTRIBUTION RIGHTS

     1.1 Except as permitted in Paragraph 1.2, within 10 days of the Effective Date, LearnCom shall cease all reproduction, transmission, distribution, and display of the Works and use of the Marks in any and all fashion. Without limiting the foregoing, all pay per view (or free television distribution and display, including display at any hotel chain) shall cease as specified in accordance with this Paragraph 1.1. LearnCom further acknowledges and agrees that it shall immediately return to Excel any and all tape masters of any and all Tom Peters works (in both English and every foreign language) and shall not retain the masters of any Tom Peters Works.

     1.2. Notwithstanding Paragraph 1.1, LearnCom must sell off its existing inventory of the Works. LearnCom represents to the other parties that attached as Exhibit A is a true and correct copy of a list of all Excel Works in its current inventory. On and subject to, the terms below, LearnCom may dispose of its current inventory through sale in the United States until October 11, 2001.

     1.3 Any future distribution of the Works by LearnCom shall include a notice that clearly identifies Excel as the copyright and trademark owner of such Works. The parties acknowledge that LearnCom shall not be a direct distributor of any Work. Rather, Excel and Peters agree that LearnCom may serve as a subdistributor to Excel's current distributor, if such


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


distributor agrees to appoint LearnCom as a subcontractor. Nothing herein does, or shall be construed to be, an agreement that LearnCom shall be a subdistributor. Excel will not unreasonably withhold consent to a sub-distributorship role proposed by LearnCom.

     2.   FEE

     2.1 On all sales of Works by LearnCom in the period from August 1, 2000 to the Effective Date, LearnCom shall pay to Tom Peters a royalty of 30 percent (30%). As of the Effective Date, LearnCom shall pay to Tom Peters a royalty of 20 percent (20%) for any distribution of the Works permitted under Paragraph 1.2 of this Agreement. The royalty rate shall be paid to Excel 45 days following the end of each quarter; each such quarter shall be measured by three calendar months starting from the date that this agreement is signed by the parties. Within 45 days following the end of each quarter, LearnCom shall provide to Tom Peters a statement and payment detailing each Work that LearnCom has sold the preceding quarter.

     2.2 Within 5 days of the Effective Date, LearnCom shall pay to Tom Peters $30,000. This payment shall be made by a certified check or a cashier's check.

     2.3 Within sixty (60) days of the Effective Date, LearnCom shall pay to Excel the principal sum of $45,000 plus interest as set forth below and, on one hundred twenty (120) days after the Effective Date, LearnCom shall pay an additional $45,000 plus interest to Excel. Both of these payments shall be made to Excel via a certified check or a cashier's check. Interest shall accrue at the rate of nine percent (9%) per annum.

     2.4 Excel may, upon reasonable notice to LearnCom, employ an auditor to review the books and ledgers of LearnCom to verify the sales of the Works and appropriate payment to Excel as set forth in Paragraph 2.1 of this Agreement.

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


     3.   INTELLECTUAL PROPERTY OWNERSHIP

     3.1. LearnCom shall not adopt, use or apply to register any mark which contains the Marks for any goods or services similar to those provided by Tom Peters. LearnCom acknowledges that adoption, use or application to register such a mark would be likely to cause confusion with the Marks and constitute trademark infringement.

     3.2 LearnCom acknowledges the validity of and Excel's and/or Peters' ownership of the Marks and shall not directly or indirectly challenge, contest or otherwise take action adverse to Tom Peters' ownership or the validity of the Marks.

     3.3 LearnCom acknowledges Excel's ownership of the copyrights in the Works and shall not directly or indirectly challenge, contest or otherwise take action adverse to Excel's ownership or the validity of the Works.

     3.4 LearnCom shall execute and all documents necessary to establish or restore ownership of all rights, titles and interests in the Marks and Works to Excel or Tom Peters, including those documents that will, have been or should be filed in the U.S. Patent and Trademark Office, the U.S. Copyright Office or any equivalent offices in a foreign jurisdiction. Without limitation, LearnCom shall assign all copyrights in all works featuring Tom Peters.

     3.4 Excel and Tom Peters represent that they have not assigned any claims they may have against the other parties to any other person.

     4.   RELEASE

     4.1 Upon receipt of the final payments due herein and LearnCom's full compliance with all material terms and conditions of this Agreement, Tom Peters and Excel hereby release, acquit and forever discharge LearnCom, its affiliates, divisions, subsidiaries, successors and assigns, and their respective present
and  former   agents,   directors,   employees,   shareholders,


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


officers and representatives (collectively, the "Released Parties"), of and from any and all claims, demands and causes of action of every kind or character, in every proceeding whatsoever, known or unknown, now existing or which may hereafter arise, by reason of any act or omission on the part of the Released Parties occurring at any time up to and including the Effective Date that Tom Peters or Excel had or may have had for any acts occurring prior to the Effective Date, including acts of copyright infringement, trademark infringement or unfair competition and invasion of the rights of publicity committed by LearnCom arising from its use of the Marks and distribution of the Works prior to the Effective Date.

     4.2 LearnCom and its predecessors hereby release hereby release, acquit and forever discharge Tom Peters and Excel, and each and all of their affiliates, divisions, subsidiaries, predecessors (including but not limited to VPH and any other company that may be deemed to be a predecessor entity that was involved in the distribution of Tom Peters Works), successors and assigns, and their respective present and former agents, directors, employees, shareholders, officers and representatives, including but not limited to Ian Thomson (collectively, the "Released Parties"), of and from any and all claims, demands and causes of action of every kind or character, in every proceeding whatsoever, known or unknown, now existing or which may hereafter arise, by reason of any act or omission on the part of the Released Parties occurring at any time up to and including the Effective Date, including but limited to any and all claims arising out of any distribution of the Works, termination of any relationships, or other matters prior to the Effective Date.

     5.   TERMINATION

     LearnCom's failure to fulfill any of the material covenants set forth in this Agreement shall be deemed a material breach permitting this Agreement to be terminated in its entirety, at


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


Tom Peters' or Excel's option, and preserving to Tom Peters and Excel the right to seek all available relief, including reasonable attorneys' fees, in a court of competent jurisdiction. LearnCom shall have a seven day period to cure.

     6.   NOTICES

     Any statement, notice, request or other communication required or permitted hereunder shall be deemed sufficiently given to the addressee when sent by U.S. Certified Mail, Return Receipt Requested, to the following:

     If to Tom Peters or Excel:              If to LearnCom:


     William F. Dolan, Esq.                  Howard Davis, Esq.
     Bell, Boyd & Lloyd LLC                  Shefsky & Froelich, Ltd.
     70 West Madison Street, Suite 3300      444 North Michigan Avenue
     Chicago, Illinois  60602-4207           Chicago, Illinois  60611



     With a copy to Tom Peters at:           With a copy to LearnCom at:


     555 Hamilton, Suite 300                 714 Industrial Drive
     Palo Alto, California  94301-2015       Bensenville, Illinois  60106-130


     7.   MERGER AND AMENDMENT

     This Agreement represents the entire understanding between the parties and supersedes all previous representations, understandings or agreements, whether oral or written, between the parties with respect to the subject matter hereof, EXCEPT with respect to the Copyright and Trademark Assignments executed by Lloyd Singer as President of LearnCom on November 26, 1999 and attached to this Agreement hereto as EXHIBIT B, which shall become incorporated by this reference into this Agreement. This Agreement cannot be modified except by a written instrument signed by the parties.

     8.   GOVERNING LAW

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


     This Agreement shall be interpreted according to the laws of the State of Illinois in the United States of America, excluding its choice of law provisions.

     9.   ASSIGNS AND SUCCESSORS

     This Agreement shall be binding upon the parties hereto, their parents, subsidiaries, affiliates, officers, directors, employees, agents, assigns and successors in interest of any sort.

     10.  COUNTERPARTS

     This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. The parties acknowledge and agree that signatures by facsimile shall be acceptable and further agree that they shall exchange signed originals promptly.

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


     ACCORDINGLY, the parties hereto have caused this Agreement to be executed below by their duly authorized representatives, who have read the Agreement and understand its contents.

TOM PETERS, an individual                LEARNCOM, Inc., an Illinois Corporation



By:        /s/ WILLIAM F. DOLAN          By:        /s/ LLOYD W. SINGER
      ----------------------------------       ---------------------------------

Name:      WILLIAM F. DOLAN              Name:      LLOYD W. SINGER
      ----------------------------------       ---------------------------------

Title:     ATTORNEY                      Title:     PRES.
      ----------------------------------       ---------------------------------

Date:      12/6/2000                     Date:      12/5/00
      ----------------------------------       ---------------------------------



EXCEL, a California Partnership

By:        /s/ WILLIAM F. DOLAN
      ----------------------------------

Name:      WILLIAM F. DOLAN
      ----------------------------------

Title:     ATTORNEY
      ----------------------------------

Date:      12/6/2000
      ----------------------------------





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